Case 1:13-cv-01236-CKK    Document 149-1    Filed 11/12/13    Page 1 of 10

Exhibit 10.3

UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA, et al.

Plaintiffs,

v.

Case No. 1:13-cv-01236 (CKK)
US AIRWAYS GROUP, INC. and

AMR CORPORATION

Defendants.

SUPPLEMENTAL STIPULATED ORDER

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WHEREAS, Plaintiff States of Arizona, Florida, Tennessee and Michigan, the Commonwealths of Pennsylvania and Virginia, and the District of Columbia (“Plaintiff States”) filed their Complaint against Defendants US Airways Group, Inc. (“US Airways”) and AMR Corporation (“American”) on August 13, 2013, as amended on September 5, 2013;

AND WHEREAS, the Plaintiff States and Defendants, by their respective attorneys, have consented to the entry of this Supplemental Stipulated Order without trial or adjudication of any issue of fact or law, and without this Supplemental Stipulated Order constituting any evidence against or admission by any party regarding any issue of fact or law;

AND WHEREAS, Defendants agree to be bound by the provisions of this Supplemental Stipulated Order pending its entry by the Court;

AND WHEREAS, Defendants have represented to the Plaintiff States that the commitments required below can and will be made, and that the Defendants will later raise no claim of hardship or difficulty as grounds for asking the Court to modify any of the provisions below other than those set forth in this Supplemental Stipulated Order;

NOW THEREFORE, before any testimony is taken, without trial or adjudication of any issue of fact or law, and upon consent of the parties, it is ORDERED, ADJUDGED, AND DECREED:

I.	JURISDICTION

This Court has jurisdiction over the subject matter of and each of the parties to this action. The Complaint states a claim upon which relief can be granted against

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Defendants US Airways and American under Section 7 of the Clayton Act as amended (15 U.S.C. § 18).

II.	DEFINITIONS

A. Unless otherwise indicated, defined terms have the meaning ascribed to them in the Proposed Final Judgment filed simultaneously herewith.

B. “New American” or “the New American” means the merged entity after the Transaction has closed.

III.	APPLICABILITY

A. This Supplemental Stipulated Order applies to Defendants and all other persons in active concert or participation with any of them who receive actual notice of this Supplemental Stipulated Order by personal service or otherwise.

IV.	HUBS

A. Following completion of the merger, and until the third anniversary of the date on which a Stipulation and Final Judgment incorporating these terms, both customary in form, are filed with the Court (the “Effective Date”), New American will maintain in a manner generally consistent with historical operations its hubs at Charlotte Douglas International Airport, John F. Kennedy International Airport, Los Angeles International Airport, Miami International Airport, Chicago O’Hare International Airport, Philadelphia International Airport, and Phoenix Sky Harbor International Airport.

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V. COMMUNITIES

Following completion of the merger, and until the fifth anniversary of the Effective Date, New American will provide daily scheduled service (holidays excepted) from one or more of its hubs to each airport in each of the Plaintiff States set forth in this Section V that had scheduled daily service (holidays excepted) by either American or US Airways at the time of the commencement of the Litigation, except for service that is discontinued as the result of the slot and facilities divestitures required as a condition to completing the merger:

State	Code	Airport

Arizona	FLG	FLAGSTAFF

	PHX	PHOENIX

	TUS	TUCSON INT’L

	YUM	YUMA

Florida	DAB	DAYTONA BEACH

	EYW	KEY WEST

	FLL	FT. LAUDERDALE INT’L

	GNV	GAINESVILLE

	JAX	JACKSONVILLE INT’L

	MCO	ORLANDO INT’L

	MIA	MIAMI INT’L

	MLB	MELBOURNE KENNEDY

	PBI	WEST PALM BEACH INT’L

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	PNS	PENSACOLA REGIONAL

	RSW	FORT MYERS REGIONAL

SARASOTA/BRADENTON

	SRQ	BRADENTON

	TLH	TALLAHASSEE MUNICIPAL

	TPA	TAMPA INTERNATIONAL

	VPS	VALPARAISO / FT WALTON BEACH

Michigan	AZO	KALAMAZOO KAL/BTLCRK

	DTW	DETROIT WAYNE CO

	FNT	FLINT BISHOP

	GRR	GRAND RAPIDS KENT CTY

	MQT	MARQUETTE

	TVC	TRAVERSE CITY

Pennsylvania	ABE	ALLENTOWN BETHLEHEM

	AVP	WILKES-BARRE/SCRANTON

	ERI	ERIE INTL

	IPT	WILLIAMSPORT

	MDT	HARRISBURG INTL

	PHL	PHILADELPHIA PA/WILM’TON INT’L

	PIT	PITTSBURGH INT’L

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	SCE	STATE COLLEGE

Tennessee	BNA	NASHVILLE METRO

	CHA	CHATTANOOGA LOVELL

	MEM	MEMPHIS INTL

	TRI	TRI-CITY AIRPORT MUNICIPAL

	TYS	KNOXVILLE TYSON

Virginia	CHO	CHARLOTTESVILLE ALBEMARLE

	DCA	WASHINGTON NATIONAL

	IAD	WASHINGTON DULLES

	LYH	LYNCHBURG

	ORF	NORFOLK INTL

	PHF	HAMPTON INTL

	RIC	RICHMOND/WMBG INT’L

	ROA	ROANOKE MUNICIPAL

VI. FORCE MAJEURE

A. New American shall not be deemed in violation of this Supplemental Stipulated Order if it fails to comply with the provisions in Sections IV and V herein due to force majeure events including, without limitation, strikes, boycotts, labor disputes, embargoes, acts of God, acts of the public enemy, acts of a governmental authority, terrorism, riots, rebellion, sabotage, quarantine restrictions, lockouts, war, epidemics,

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volcanic eruptions, wild fires, or extraordinary security requirements (“Force Majeure”). Should any such Force Majeure occur, New American will provide notice to the Plaintiff States as soon as reasonably practicable, and provide documentation of the circumstances as reasonably requested by the Plaintiff States. In addition, to the extent the Force Majeure is of limited duration, New American will resume its obligations hereunder as soon as reasonably practicable.

VII. Material Adverse Change

A. In the event of a material adverse change in demand, the competitive environment, or New American’s cost to comply with any of the obligations of Sections IV or V of this Supplemental Stipulated Order, defendants will, unless otherwise ordered by the Court, be relieved of such obligation after 30 days prior notice by Defendants to the Plaintiffs and 20 days prior notice by Defendants to the Court.

B. Notice to the Court, under this Section, Section VII, will be satisfied by a motion filed in accordance with the rules of the Court then in effect. Notice to all Plaintiffs will be satisfied by service by overnight courier addressed to

Office of the Attorney General

Commonwealth of Pennsylvania

Antitrust Section

Strawberry Square, 14th Floor

Harrisburg, PA 17120

Attention: Chief, Antitrust Section

VIII. ENFORCEMENT

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If one or more of the Plaintiff States believes that this Supplemental Stipulated Order has been violated, they may apply to the court for an order of contempt. Before doing so, such Plaintiff State or States must give the New American notice of its belief that the Supplemental Stipulated Order has been breached and a reasonable opportunity for the New American to cure any alleged violation or violations; the New American must be in breach for more than 90 days or announced changes to one of its hubs or communities served that indicate that it will be in breach for more than 90 days. If the court finds that the New American has breached this Supplemental Stipulated Order, the court may order any remedy appropriate to cure the New American’s breach including specific performance or other equitable relief, the award of damages, other compensation and penalties and costs and attorney’s fees.

IX. COMPLIANCE

One (1) year after the entry of this Supplemental Stipulated Order, annually for the next five years on the anniversary of the entry of this Supplemental Stipulated Order, at other times as Plaintiff States may require, New American shall provide a verified written report to the Plaintiff States setting forth in detail the manner and form in which it has complied and is complying with this Supplemental Stipulated Order.

X. FEES AND COSTS

New American shall pay to the Plaintiff States their reasonable costs and attorney’s fees incurred in connection with the Litigation in the aggregate amount of $1.75 million. These costs and fees shall reimburse the cost and fees of the Offices of Attorney General of the Plaintiff States. The portion of this payment representing costs

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shall be used to reimburse their costs. The portion of this payment representing fees shall be used for continued Public Protection and Antitrust Enforcement purposes except that the payment to the District of Columbia shall be paid to the ‘D.C. Treasurer’ and used in accordance with District of Columbia law. The Plaintiff States shall designate to the Defendants a Plaintiff State that shall receive the fees and costs covered by this section and such Plaintiff State shall redistribute these funds to the other Plaintiff States.

XI. RETENTION OF JURISDICTION

This Court retains jurisdiction to enable any party to this Supplemental Stipulated Order to apply to this Court at any time for further orders and directions as may be necessary or appropriate to carry out or construe this Supplemental Stipulated Order , to modify any of its provisions, to ensure and enforce compliance, and to punish violations of its provisions.

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XII. EXPIRATION OF FINAL JUDGMENT

Unless this Court grants an extension, this Supplemental Stipulated Order shall expire five (5) years from the date of its entry.

IT IS SO ORDERED by the Court, this      day of             , 2013.

BY THE COURT:

Colleen Kollar-Kotelly, U.S.D.J.